Labor SMART, Inc. Completes Acquisition of Takeover Industries, Inc.

CEO to Retire Half Billion Shares

ATLANTA, GA – GlobeNewsire –March 1, 2021 / Labor SMART, Inc. (LTNC) (the “Company”), a leader in providing on-demand blue collar staffing primarily in the southeastern United States and transitioning into a diversified holding company, has completed the acquisition of Takeover Industries, Inc.

The deal, announced live on Twitter via @CRyanSchadel on Sunday February 28, 2021, calls for the issuance of 6.8 billion common shares, RESTRICTED for 12 months, for the acquisition. Takeover Industries is an early stage, pre-revenue beverage venture and will become a wholly owned subsidiary of Labor Smart, Inc. Consummation of this transaction will result in a change of control of Labor Smart, Inc.

In the announcement, Ryan Schadel, outgoing President and CEO of Labor Smart, Inc. announced he was canceling and retiring 500 million shares of Labor Smart, Inc. common stock that was removed from the tradeable float.

Also, in the announcement, it was disclosed that Joe Pavlik would be appointed as the new President and CEO of Labor Smart, Inc. Mr. Pavlik comes to the Company with over 20 years’ experience as an executive, with extensive experience in the health and fitness industry. The Company believes his experience will be instrumental in transformation for the future.

Mr. Schadel is expected to stay on as an advisor as long as necessary and will continue to manage the Company’s effort in becoming current with OTC Markets.

Shareholders and interested parties are encouraged to follow @TakeoverJoe on Twitter for all future Company updates, which will include material information about the Company.

The live announcement can be replayed here: https://twitter.com/CRyanSchadel/status/1366149809397248002.

Mr. Schadel participated in a live Q & A after this announcement, which can be replayed here:

https://twitter.com/StanTradingMan/status/1366183816126214149.

A copy of this press release and the definitive acquisition documents will be filed as an exhibit in a Form 8-K, which will be filed with the US Securities and Exchange Commission for the purpose of full and fair disclosure.

About Labor SMART, Inc.

Labor SMART, Inc. provides On-Demand temporary labor to a variety of industries. The Company's clients range from small businesses to Fortune 100 companies. Labor SMART was founded to provide reliable, dependable and flexible resources for on-demand personnel to small and large businesses in areas that include construction, manufacturing, hospitality, event-staffing, restoration, warehousing, retailing, disaster relief and cleanup, demolition and landscaping. Labor SMART believes it can make a positive contribution each and every day for the benefit of its clients and temporary employees. The Company's mission is to be the provider of choice to its growing portfolio of customers with a service-focused approach that enables Labor SMART to be seen as a resource and partner to its clients. The Company also operates a restaurant franchise and is seeking additional opportunities outside of the staffing industry.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Labor SMART, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may", "would", "will", "expect", "estimate", "can", "believe", "potential", and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Labor SMART, Inc.'s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in Labor SMART, Inc.'s filings with OTC Markets.com.

Contacts:

Labor SMART, Inc.

ir@laborsmart.com